UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On March 2, 2017, Central European Media Enterprises Ltd. (“CME”) and CME Media Enterprises B.V. (“CME BV”), a wholly owned subsidiary of CME, entered into an amendment (the “2017 Amendment to Reimbursement Agreement”) to the Amended and Restated Reimbursement Agreement, dated as of November 14, 2014, and as amended and restated as of February 19, 2016, with Time Warner Inc. (“Time Warner”), as credit guarantor (as filed with the SEC on February 22, 2016 as Exhibit 10.8 to CME’s Current Report on Form 8-K) (the “Reimbursement Agreement”).
The 2017 Amendment to Reimbursement Agreement includes amendments to reduce, with effect as of March 1, 2017, the guarantee fees payable by each of CME and CME BV to Time Warner under the Reimbursement Agreement. Under the terms of the 2017 Amendment to Reimbursement Agreement, each of CME and CME BV will pay a guarantee fee to Time Warner with respect to each of (i) the senior unsecured term credit facility among CME, as borrower, BNP Paribas, as administrative agent, Time Warner as guarantor, and the lenders party thereto originally dated November 14, 2014, as amended (the “2014 Third Party Credit Agreement”), (ii) the senior unsecured term credit facility agreement among CME, as borrower, BNP Paribas, as administrative agent, Time Warner as guarantor, and the lenders party thereto originally dated September 30, 2015, as amended (the “2015 Third Party Credit Agreement”) and (iii) the senior unsecured term credit facility agreement among CME BV, as borrower, BNP Paribas, as administrative agent, Time Warner and CME as guarantors, and the lenders party thereto dated February 19, 2016 (the “2016 Third Party Credit Agreement”) in U.S. dollars in an amount equal to (a) a rate per annum equal to (x) the applicable all-in rate minus (y) the rate of interest paid by CME under the 2014 Third Party Credit Agreement and the 2015 Third Party Credit Agreement, or by CME BV under the 2016 Third Party Credit Agreement, as applicable, multiplied by (b) the amount of loans outstanding from time to time under the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and the 2016 Third Party Credit Agreement, as applicable. The “all-in rate” will be measured quarterly on the basis of CME’s Consolidated Net Leverage (as defined in the Reimbursement Agreement) and will be between 8.5% (in the event that CME’s Consolidated Net Leverage is greater than or equal to 7.0 times) to 5.0% (in the event that CME’s Consolidated Net Leverage is less than 5.0 times). A portion of the fee equal to (A) 5.0% minus the rate of interest paid by CME under the 2014 Third Party Credit Agreement and the 2015 Third Party Credit Agreement, and by CME BV under the 2016 Third Party Credit Agreement, multiplied by (B) the amount of loans outstanding under the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement, as applicable, shall be payable in cash by CME and CME BV, and the remainder may be payable in cash or in kind (which amount in kind shall compound on each semi-annual payment date). In addition, the 2017 Amendment to Reimbursement Agreement provides that the all-in rate with respect to each credit facility shall be decreased by a further 50 basis points in the event CME is able to achieve a Consolidated Total Debt Target (as defined in the 2017 Amendment to Reimbursement Agreement) of less than €815 million (subject to certain adjustments set forth in the 2017 Amendment to Reimbursement Agreement) by September 30, 2018. Finally, the 2017 Amendment to Reimbursement Agreement provides that following a Change of Control (as defined in the Reimbursement Agreement) the “all-in rate” with respect to each of the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and the 2016 Third Party Credit Agreement increases to the lower of (1) the then applicable guarantee fee payable to Time Warner plus 3.5% and (2) 10.0% on the date that is 180 days following such Change of Control.
The above description of the 2017 Amendment to Reimbursement Agreement is incomplete and is qualified in its entirety by reference to the 2017 Amendment to Reimbursement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the 2017 Amendment to Reimbursement Agreement above is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure
On March 6, 2017, CME announced the transactions described above pursuant to the press release, the text of which is set forth in Exhibit 99.1 hereto.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of CME’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Amendment dated March 2, 2017, to Amended and Restated Reimbursement Agreement dated as of November 14, 2014 as amended and restated as of February 19, 2016 among Central European Media Enterprises Ltd., CME Media Enterprises B.V., and Time Warner Inc., as credit guarantor.

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of March 6, 2017.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: March 6, 2017	/s/ David Sturgeon
David Sturgeon Chief Financial Officer

4